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                           RESTATED DIRECTOR DEFERRED
                                COMPENSATION PLAN


                       DEARBORN SAVINGS ASSOCIATION, F.A.
                              LAWRENCEBURG, INDIANA

                                   MAY 1, 1999


















                  FINANCIAL INSTITUTION CONSULTING CORPORATION
                          700 COLONIAL ROAD, SUITE 260
                            MEMPHIS, TENNESSEE 38117
                              WATS: 1-800-873-0089
                               FAX: (901) 684-7411
                                 (901) 684-7400

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                           RESTATED DIRECTOR DEFERRED
                                COMPENSATION PLAN


        This RESTATED DIRECTOR DEFERRED Compensation Plan (the "Plan"), effective as of the 1st day of May, 1999, formalizes the understanding by and between DEARBORN SAVINGS ASSOCIATION, F.A. (the "Association"), a federal, stock savings Association, and certain eligible Directors, hereinafter referred to as "Director," who shall be approved by the Association to participate and who shall elect to become a party to this Restated Director Deferred Compensation Plan by execution of a Restated Director Deferred Compensation Joinder Agreement ("Joinder Agreement") in a form provided by the Association. DEARBORN MUTUAL HOLDING COMPANY (the "Holding Company") is a party to this Plan for the sole purpose of guaranteeing the Association's performance hereunder.

                              W I T N E S S E T H :

        WHEREAS, the Directors serve the Association as members of the Board;
and

        WHEREAS, the Association recognizes the valuable services heretofore performed for it by such Directors and wishes to encourage continued service of each; and

        WHEREAS, the Association values the efforts, abilities and accomplishments of such Directors and recognizes that the Directors' services substantially contribute to its continued growth and profits in the future; and

        WHEREAS, these Directors wish to continue to defer a certain portion of their fees to be earned in the future; and

        WHEREAS, the Directors and the Association desire to formalize the terms and conditions upon which the Association shall pay such deferred compensation to the Directors or their designated beneficiaries; and

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        WHEREAS, the Association and the Directors intend this Plan to be considered an unfunded arrangement, maintained primarily to provide retirement income for such Directors, for tax purposes and for purposes of the Employee Retirement Income Security Act of 1974, as amended; and

        WHEREAS, the Association has adopted this Restated Director Deferred Compensation Plan which controls all issues relating to the Deferred Compensation Benefits as described herein;

        NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree to the following terms and conditions:


                                    SECTION I
                                   DEFINITIONS

        When used herein, the following words and phrases shall have the meanings below unless the context clearly indicates otherwise:

1.1 "Accrued Benefit" means the sum of all deferred amounts and interest credited to the Director's Retirement Account and due and owing to the Director or his Beneficiaries pursuant to this Plan.

1.2 "Association" means DEARBORN SAVINGS ASSOCIATION, F.A. and any successor thereto.

1.3 "Beneficiary" means the person or persons (and their heirs) designated as Beneficiary in the Director's Joinder Agreement to whom the deceased Director's benefits are payable. If no Beneficiary is so designated, then the Director's Spouse, if living, will be deemed the Beneficiary. If the Director's Spouse is not living, then the Children of the Director will be deemed the Beneficiaries and will take on a per stirpes basis. If there are no Children, then the Estate of the Director will be deemed the Beneficiary.


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1.4     "Benefit Age" shall be the birthday (and respective month, as applicable) on which the Director becomes eligible to receive benefits under the Plan. Such birthday shall be designated in the Director's Joinder Agreement.

1.5 "Benefit Eligibility Date" shall be the date on which a Director is entitled to receive his Deferred Compensation Benefit. It shall be the first day of the month following the month in which the Director attains the Benefit Age designated in his Joinder Agreement.

1.6 "Cause" means personal dishonesty, willful misconduct, willful malfeasance, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation (other than traffic violations or similar offenses), or final cease-and-desist order, material breach of any provision of this Plan, or gross negligence in matters of material importance to the Association.

1.7 "Change in Control" of the Holding Company or the Association shall mean the first to occur of any of the following events:

        (a) Any person or entity or group of affiliate persons or entities (other than the Holding Company) becomes a beneficial owner, directly or indirectly, of 25% or more of the Holding Company's and/or the Association's voting securities or all or substantially all of the assets of Holding Company and/or the Association.

        (b) Holding Company and/or the Association enters into a definitive agreement which contemplates the merger, consolidation or combination of either Holding Company or the Association with an unaffiliated entity in which either or both of the following is to occur: (i) the directors of Holding Company and/or Association, as applicable, immediately prior to such merger, consolidation or combination will constitute less than a majority of the board of directors of the surviving, new or combined entity; or (ii) less than 75% of the outstanding voting securities of the surviving, new or combined entity will be beneficially owned by the stockholders of Holding Company or immediately prior to such merger, consolidation or combination; PROVIDED, HOWEVER, that if any definitive agreement to merge, consolidate or combine is terminated without consummation of the transaction, then no Change in Control shall be deemed to have occurred pursuant to this paragraph (b).


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        (c)     Holding Company and/or the Association enters into a definitive agreement which contemplates the transfer of all or substantially all of Holding Company's and/or the Association's assets, other than to a wholly-owned subsidiary of Holding Company; PROVIDED, HOWEVER, that if any definitive agreement to transfer assets is terminated without consummation of the transfer, then no Change in Control shall be deemed to have occurred pursuant to this paragraph (c).

        (d) A majority of the members of the Board of Directors of either Holding Company or the Association shall be persons who: (i) were not members of such Board on the date hereof ("current members"); and (ii) were not nominated by a vote of the Board which included the affirmative vote of a majority of the current members on the Board at the time of their nomination ("future designees") and (iii) were not nominated by a vote of the Board which included the affirmative vote of a majority of the current members and future designees, taken as a group, on the Board at the time of their nomination.

                The term "person" includes an individual, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities. The term "acquire" means obtaining ownership, control, power to vote or sole power of disposition of stock, directly or indirectly or through one or more transactions or subsidiaries, through purchase, assignment, transfer, exchange, succession or other means, including (1) an increase in percentage ownership resulting from a redemption, repurchase, reverse stock split or a similar transaction involving other securities of the same class; and (2) the acquisition of stock by a group of persons and/or companies acting in concert which shall be deemed to occur upon the formation of such group, provided that an investment advisor shall not be deemed to acquire the voting stock of its advisee if the advisor
        (a) votes the stock only upon instruction from the beneficial owner and
        (b) does not provide the beneficial owner with advice concerning the voting of such stock. The term "security" includes nontransferable subscription rights issued pursuant to a Plan of conversion, as well as a "security," as defined in 15 U.S.C. ss. 78c(2)(1); and the term "acting in concert" means (1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (2) a


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        combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. Further, acting in concert with any person or company shall also be deemed to be acting in concert with any person or company that is acting in concert with such other person or company.

                Notwithstanding the above definitions, the boards of directors of the Association or the Holding Company, in their absolute discretion, may make a finding that a Change in Control of the Association or the Holding Company has taken place without the occurrence of any or all of the events enumerated above.

1.8 "Children" means the Director's children, both natural and adopted, determined at the time payments are due the Children under this Plan.

1.9 "Deferral Period" means the period of months designated in the Director's Joinder Agreement during which the Director shall defer current Board fees. The Deferral Period shall commence on the date designated in the Director's Joinder Agreement.

1.10 "Deferred Compensation Benefit" means a monthly amount designated in the Director's Joinder Agreement (or such reduced amount as calculated under Subsection 5.6), payable throughout the Payout Period and commencing on the Director's Benefit Eligibility Date.

1.11 "Disability Benefit" means the monthly benefit payable to the Director following a determination, in accordance with Subsection 5.2, that he is no longer able, properly and satisfactorily, to perform his duties as a Director.

1.12    "Effective Date" of this Plan is May 1, 1999.

1.13    "Estate" means the estate of the Director.


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1.14    "Financial Hardship" means an unforeseeable emergency resulting from a sudden and unexpected illness or accident of the Director's or of a dependent of the Director, loss of the Director's property due to casualty, or other similar extraordinary and unforeseeable circumstances which arise as a result of an event not within the control of the Director. The circumstances that shall constitute an unforeseeable emergency will depend upon the facts of each case, but, in any instance, payment may not be made to the extent that such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Director's assets to the extent such liquidation would not itself cause severe financial hardship, or
        (iii) by cessation of deferrals under the Plan. Examples of what are not considered to be unforeseeable emergencies include the need to send the Director's child to college or the decision to purchase a home.

1.15 "Financial Hardship Benefit" means a withdrawal or withdrawals of an amount or amounts attributable to a Financial Hardship and limited to the extent reasonably needed to satisfy the emergency need.

1.16 "Payout Period" means the time frame during which certain benefits payable hereunder shall be distributed. Payments shall be made in equal monthly installments commencing on the first day of the month following the occurrence of the event which triggers distribution and continuing for a period of months, as designated in the Director's Joinder Agreement.

1.17 "Plan Year" shall mean the twelve (12) month period from May 1 to March 31 of each year.

1.18 "Projected Deferral" is an estimate, determined upon execution of a Joinder Agreement, of the total amount of compensation to be deferred by the Director during his Deferral Period (excluding any interest accrued on such deferrals), and so designated in the Director's Joinder Agreement.


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1.19    "Retirement Account" means book entries maintained by the Bank reflecting deferred amounts; provided, however, that the existence of such book entries and the Retirement Account shall not create and shall not be deemed to create a trust of any kind, or a fiduciary relationship between the Bank and the Director, his designated Beneficiary, or other Beneficiaries under this Agreement.

1.20 "Spouse" means the individual to whom the Director is legally married at the time of the Director's death.

1.21 "Survivor's Benefit" means a stream of monthly installments payable to the Beneficiary throughout the Payout Period, equal to the amount designated in the Joinder Agreement, and subject to Subsections 5.3 and 6.1.


                                   SECTION II
                          ESTABLISHMENT OF RABBI TRUST

        The Association has established a rabbi trust into which the Association shall contribute assets which shall be held therein, pursuant to the agreement which establishes such rabbi trust. The contributed assets shall be subject to the claims of the Association's creditors in the event of the Association's "Insolvency" as defined in the agreement which establishes such rabbi trust, until the contributed assets are paid to the Director and his Beneficiary(ies) in such manner and at such times as specified in this Plan. It is the intention of the Association to make a contribution or contributions to the rabbi trust to provide the Association with a source of funds to assist it in meeting the liabilities of this Plan. The rabbi trust and any assets held therein shall conform to the terms of the rabbi trust agreement which has been amended in conjunction with this Plan. Any contribution(s) to the rabbi trust shall be made in accordance with the rabbi trust agreement. The amount and timing of such contribution(s) shall be specified in the agreement which establishes such rabbi trust.


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                                   SECTION III
                              DEFERRED COMPENSATION

        Commencing on the Effective Date and continuing through the end of the Deferral Period, the Director and the Association agree that the Director shall defer into his Retirement Account up to One Hundred Percent (100%) of the monthly Board fees which the Director would otherwise be entitled to receive from the Association for each month of the Deferral Period. The total deferral during the term of the Deferral Period shall not exceed the Director's Projected Deferral. The specific amount of the Director's monthly deferred compensation shall be designated in the Director's Joinder Agreement and shall apply only to fees attributable to services not yet performed.


                                   SECTION IV
                          ADJUSTMENT OF DEFERRAL AMOUNT

        Deferral of the specific amount of fees designated in the Director's Joinder Agreement shall continue in effect pursuant to the terms of this Plan unless and until the Director amends his Joinder Agreement by filing with the Administrator a Notice of Adjustment of Deferral Amount (Exhibit B of the Joinder Agreement). If the Association increases the amount of fees earned by the Director, the Director can include such additional amounts in his monthly deferral, provided approval from the Board of Directors is obtained, by filing a Notice of Adjustment of Deferral Amount. A Notice of Adjustment of Deferral Amount shall be effective if filed with the Administrator at least thirty (30) days prior to any January 1st during the Director's Deferral Period. Such Notice of Adjustment of Deferral Amount shall be effective commencing with the May 1st following its filing and shall be applicable only to compensation attributable to services not yet performed by the Director.


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                                    SECTION V
                               RETIREMENT BENEFIT

5.1 RETIREMENT BENEFIT. Provided the Director has deferred all of the Projected Deferral, and subject to Subsections 5.3 and 6.1 of this Plan, the Association agrees to pay the Director the Deferred Compensation Benefit commencing on the Director's Benefit Eligibility Date. Such payments will be made over the term of the Payout Period. In the event of the Director's death after commencement of the Deferred Compensation Benefit, but prior to completion of all such payments due and owing hereunder, the Association shall pay to the Director's Beneficiary a continuation of the monthly installments for the number of months remaining in the Payout Period.

5.2 DISABILITY BENEFIT. Notwithstanding any other provision hereof, if requested by the Director and approved by the Board of Directors, the Director shall be entitled to receive the Disability Benefit hereunder, in any case in which it is determined by a duly licensed independent physician selected by the Association, that the Director is no longer able, properly and satisfactorily, to perform his regular duties as a Director because of ill health, accident, disability or general inability due to age. If the Director's service is terminated pursuant to this Subsection and Board of Director approval is obtained, the Director may elect to begin receiving the Disability Benefit in lieu of the Deferred Compensation Benefit, which is not available prior to the Director's Benefit Eligibility Date. The benefit shall begin within thirty (30) days of Board of Director approval of such benefit. The amount of the monthly benefit shall be determined by the multiplying the monthly Deferred Compensation Benefit by a fraction, the numerator of which is equal to the total Board fees actually deferred by the Director and the denominator of which is equal to the Projected Deferral amount. In the event the Director dies while receiving Disability Benefit payments pursuant to this Subsection, or after becoming eligible for such payments but before the actual commencement of such payments, his Beneficiary shall be entitled to receive those benefits provided for in Subsection 6.1(a) and the Disability Benefits provided for in this Subsection shall terminate upon the Director's death.


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5.3     FINANCIAL HARDSHIP BENEFIT. In the event the Director incurs a Financial
        Hardship, the Director may request a Financial Hardship Benefit. Such request shall be either approved or rejected by the Association in the exercise of its sole discretion. The Director will be required to demonstrate to the satisfaction of the Association that a Financial Hardship has occurred and that the Director is otherwise entitled to a Financial Hardship Benefit in accordance with Sections 1.14 and 1.15. If a Financial Hardship Benefit is approved, it shall be paid in a lump sum within thirty (30) days of the event which triggers payment and only to the extent of the Director's account balances when paid. The balance of the Director's Retirement Account shall be reduced for any Financial Hardship Benefit distribution. Any subsequent Deferred Compensation Benefit, Survivor's Benefit or Disability Benefit shall be actuarially adjusted to reflect such distribution.

5.4 REMOVAL FOR CAUSE. In the event the Director is removed for Cause at any time prior to reaching his Benefit Age, he shall be entitled to receive the balance of his Retirement Account measured as of the date of removal. Such amount shall be paid in a lump sum within thirty (30) days of the Director's date of removal. All other benefits provided for the Director or his Beneficiary under this Plan shall be forfeited and the Plan shall become null and void with respect to such Director.

5.5 TERMINATION RELATED TO A CHANGE IN CONTROL. If the Director's service with the Association is voluntarily or involuntarily terminated prior to the attainment of his Benefit Eligibility Date following or coincident with a Change in Control, then commencing on his Benefit Eligibility Date the Director shall be entitled to the full Deferred Compensation Benefit, as if he had deferred the entire amount of the Projected Deferral, and payable over the Payout Period.

5.6 REDUCED RETIREMENT BENEFIT In the event the Director completes LESS THAN One Hundred Percent (100%) of his Projected Deferral for any reason, other than due to termination related to a Change in Control, removal for Cause, or the Director's death or disability, then commencing on his Benefit Eligibility Date, the Director shall be entitled to a reduced retirement benefit. The amount of such monthly benefit shall be determined by multiplying


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        the monthly Deferred Compensation Benefit by a fraction, the numerator of which is equal to the total Board fees actually deferred by the Director and the denominator of which is equal to the Projected Deferral amount.


                                   SECTION VI
                                 DEATH BENEFITS

6.1 DEATH BENEFIT PRIOR TO COMMENCEMENT OF DEFERRED COMPENSATION BENEFIT. In the event of the Director's death prior to commencement of the Deferred Compensation Benefit, the Association shall pay the Director's Beneficiary a monthly benefit for the Payout Period, commencing within thirty (30) days of the Director's death. The amount of such monthly benefit payments shall be determined as follows:

        (a) (1) In the event death occurs (i) while the Director is receiving the Disability Benefit provided for in Subsection 5.2, or (ii) after the Director has become eligible for such Disability Benefit payments but before such payments have commenced, the Director's Beneficiary shall be entitled to receive the Survivor's Benefit for the number of months in the Payout Period, reduced by the number of months Disability Benefit payments were made to the Director. In the event death occurs after the Director has received the Disability Benefit provided for in Subsection 5.2 for the ENTIRE Payout Period, the Director's Beneficiary shall NOT be entitled to the Survivor's Benefit for any length of time. However, the lump sum payment described in paragraph two (2) of this Subsection 6.1(a) shall still be applicable to such Beneficiary.

                (2) If the total dollar amount of Disability Benefit payments received by the Director under Subsection 5.2 is less than the total dollar amount of payments which would have been received had the Survivor's Benefit been paid in lieu of the Disability Benefit which was paid during the Director's life, the Association shall pay the Director's Beneficiary a lump sum payment for the difference. This lump sum payment shall be made within thirty (30) days of the Director's death.


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        (b)     In the event death occurs while the Director is (i) in the service of the Association, (ii) deferring fees pursuant to
                Section III and (iii) PRIOR to any reduction or discontinuance (via an effective filing of a Notice of Adjustment of Deferral Amount) in the level of deferrals reflected in the Director's Joinder Agreement, the Director's Beneficiary shall be paid the Survivor's Benefit.

        (c) In the event death occurs while the Director is (i) in the service of the Association, (ii) deferring fees pursuant to
                Section III, and (iii) AFTER any reduction or discontinuance (via an effective filing of a Notice of Adjustment of Deferral Amount) in the level of deferrals reflected in the Director's Joinder Agreement, the Director's Beneficiary shall be paid a reduced Survivor's Benefit. The amount of such reduced Survivor's Benefit shall be determined by multiplying the monthly payment available as a Survivor's Benefit by a fraction, the numerator of which is equal to the total Board fees actually deferred by the Director as of his death, and the denominator of which is equal to the total amount of Board fees which would have been deferred AS OF HIS DEATH, if no reduction or discontinuance in the level of deferrals had occurred at any time following execution of the Joinder Agreement and during the Deferral Period.

        (d) In the event the Director completes LESS THAN One Hundred Percent (100%) of his Projected Deferrals for any reason, other than due to termination related to a Change in Control, removal for Cause, or the Director's death or disability, then the Director's Beneficiary shall be paid a reduced Survivor's Benefit. The amount of such monthly benefit shall be determined by multiplying the monthly by a fraction, the numerator of which is equal to the total Board fees actually deferred by the Director and the denominator of which is equal to the Projected Deferral amount.

        (e) In the event the Director completes One Hundred Percent (100%) of his Projected Deferrals PRIOR to any voluntary or involuntary termination other than removal for


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                Cause, and provided no payments have been made pursuant to
                Subsection 5.2, the Director's Beneficiary shall be paid the Survivor's Benefit.

6.2 ADDITIONAL DEATH BENEFIT - BURIAL EXPENSE. In addition to the above-described death benefits, upon the Director's death, the Director's Beneficiary shall be entitled to receive a one-time lump sum death benefit in the amount of Twenty Thousand Dollars ($20,000.00). This benefit shall be provided specifically for the purpose of providing payment for burial and/or funeral expenses of the Director. Such benefit shall be payable within thirty (30) days of the Director's death. The Director's Beneficiary shall not be entitled to such benefit if the Director is removed for Cause prior to death. Notwithstanding anything in this Section 6.2 to the contrary, if the Director is also a participant in any other agreement, including a Director or Executive Deferred Compensation Agreement or an Executive Supplemental Retirement Income Agreement, under which an additional $10,000 death benefit for burial expenses is being paid, no additional death benefit shall be paid under this Section 6.2.


                                   SECTION VII
                             BENEFICIARY DESIGNATION

        The Director shall make an initial designation of primary and secondary Beneficiaries upon execution of his Joinder Agreement and shall have the right to change such designation, at any subsequent time, by submitting to the Administrator in substantially the form attached as Exhibit A to the Joinder Agreement, a written designation of primary and secondary Beneficiaries. Any Beneficiary designation made subsequent to execution of the Joinder Agreement shall become effective only when receipt thereof is acknowledged in writing by the Administrator.


                                  SECTION VIII
                           DIRECTOR'S RIGHT TO ASSETS

        The rights of the Director, any Beneficiary, or any other person claiming through the Director under this Plan, shall be solely those of an unsecured general creditor of the Association.


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The Director, the Beneficiary, or any other person claiming through the
Director, shall only have the right to receive from the Association those payments so specified under this Plan. The Director agrees that he, his Beneficiary, or any other person claiming through him shall have no rights or interests whatsoever in any asset of the Association, including any insurance policies or contracts which the Association may possess or obtain to informally fund this Plan. Any asset used or acquired by the Association in connection with the liabilities it has assumed under this Plan, unless expressly provided herein, shall not be deemed to be held under any trust for the benefit of the Director or his Beneficiaries, nor shall any asset be considered security for the performance of the obligations of the Association. Any such asset shall be and remain, a general, unpledged, and unrestricted asset of the Association.


                                   SECTION IX
                            RESTRICTIONS UPON FUNDING

        The Association shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Plan. The Director, his Beneficiaries or any successor in interest to him shall be and remain simply a general unsecured creditor of the Association in the same manner as any other creditor having a general claim for matured and unpaid compensation. The Association reserves the absolute right in its sole discretion to either purchase assets to meet its obligations undertaken by this Plan or to refrain from the same and to determine the extent, nature, and method of any such asset purchases. Should the Association decide to purchase assets such as life insurance, mutual funds, disability policies or annuities, the Association reserves the absolute right, in its sole discretion, to terminate such assets at any time, in whole or in part. At no time shall the Director be deemed to have any lien, right, title or interest in or to any specific investment or to any assets of the Association. If the Association elects to invest in a life insurance, disability or annuity policy upon the life of the Director, then the Director shall assist the Association by freely submitting to a physical examination and by supplying such additional information necessary to obtain such insurance or annuities.

                                    SECTION X
                     ALIENABILITY AND ASSIGNMENT PROHIBITION

        Neither the Director nor any Beneficiary under this Plan shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Director or his Beneficiary, nor be transferable by operation of law in the event of Associationruptcy, insolvency or otherwise. In the event the Director or any Beneficiary attempts assignment, communication, hypothecation, transfer or disposal of the benefits hereunder, the Association's liabilities shall forthwith cease and terminate.

                                   SECTION XI
                                 ACT PROVISIONS

11.1 NAMED FIDUCIARY AND ADMINISTRATOR. The Association shall be the Named Fiduciary and Administrator (the "Administrator") of this Plan. As Administrator, the Association shall be responsible for the management, control and administration of the Plan as established herein. The Administrator may delegate to others certain aspects of the management and operational responsibilities of the Plan, including the employment of advisors and the delegation of ministerial duties to qualified individuals.

11.2 CLAIMS PROCEDURE AND ARBITRATION. In the event that benefits under this Plan are not paid to the Director (or to his Beneficiary in the case of the Director's death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Administrator within sixty (60) days from the date payments are refused. The Administrator shall review the written claim and, if the claim is denied, in whole or in part, they shall provide in writing, within ninety (90) days of receipt of such claim, their specific reasons for such denial, reference to the provisions of this Plan or the Joinder Agreement upon which the denial is based, and any additional material or information necessary to perfect the claim. Such writing by the Administrator shall further indicate the additional steps which must be undertaken by claimants if an additional review of the claim denial is desired.

        If claimants desire a second review, they shall notify the Administrator in writing within sixty (60) days of the first claim denial. Claimants may review this Plan, the Joinder Agreement or any documents relating thereto and submit any issues and comments, in writing, they may feel appropriate. In its sole discretion, the Administrator shall then review the second claim and provide a written decision within sixty (60) days of receipt of such claim. This decision shall state the specific reasons for the decision and shall include reference to specific provisions of this Plan or the Joinder Agreement upon which the decision is based.

        If claimants continue to dispute the benefit denial based upon completed performance of this Plan and the Joinder Agreement or the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to Board of Arbitration for final arbitration. Said Board shall consist of one member selected by the claimant, one member selected by the Association, and the third member selected by the first two members. The Board shall operate under any generally recognized set of arbitration rules. The parties hereto agree that they, their heirs, personal representatives, successors and assigns shall be bound by the decision of such Board with respect to any controversy properly submitted to it for determination.


                                   SECTION XII
                                  MISCELLANEOUS

12.1 NO EFFECT ON DIRECTORSHIP RIGHTS. Nothing contained herein will confer upon the Director the right to be retained in the service of the Association nor limit the right of the Association to discharge or otherwise deal with Director without regard to the existence of the Plan. Pursuant to 12 C.F.R. ss. 563.39(b), the following conditions shall apply to this Plan:

        (1) The Association's Board of Directors may remove the Director at any time, but any removal by the Association's Board of Directors other than removal for Cause, shall not prejudice the Director's vested right to compensation or other benefits under the contract. The Director shall be paid the balance of his Retirement Account in a lump sum within thirty (30) days of his removal in the event he is removed for Cause. He shall have no right to receive additional compensation or other benefits for any period after removal for Cause.

        (2) If the Director is suspended and/or temporarily prohibited from participating in the conduct of the Association's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(3) and (g)(1)) the Association's obligations under the contract shall be suspended as of the date of termination of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Association may in its discretion (i) pay the Director all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

        (3) If the Director is removed and/or permanently prohibited from participating in the conduct of the Association's affairs by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(4) or (g)(1)), all non-vested obligations of the Association under the contract shall terminate as of the effective date of the order. The Director shall be paid the balance of his Retirement Account in a lump sum within thirty (30) days of his removal in the event he is removed pursuant to such order.

        (4) If the Association is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act), all non-vested obligations under the contract shall terminate as of the date of default.

        (5) All non-vested obligations under the contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the
                Association:

                (i) by the Director or his designee at the time the Federal Deposit Insurance Association or the Resolution Trust Association enters into an agreement to provide assistance to or on behalf of the Association under the authority contained in ss. 13(c) of the Federal Deposit Insurance Act; or

                (ii) by the Director or his designee, at the time the Director or his designee approves a supervisory merger to resolve problems related to operation of the Association or when the Association is determined by the Director to be in an unsafe or unsound condition.

                Any rights of the parties that have already vested (i.e., the balance of the Director's Retirement Account), however, shall not be affected by such action.

12.2 STATE LAW. The Plan is established under, and will be construed according to, the laws of the state of Indiana.

12.3 SEVERABILITY. In the event that any of the provisions of this Plan or portion thereof, are held to be inoperative or invalid by any court of competent jurisdiction, then: (1) insofar as is reasonable, effect will be given to the intent manifested in the provisions held invalid or inoperative, and (2) the validity and enforceability of the remaining provisions will not be affected thereby.

12.4 INCAPACITY OF RECIPIENT. In the event the Director is declared incompetent and a conservator or other person legally charged with the care of his person or Estate is appointed, any benefits under the Plan to which such Director is entitled shall be paid to such conservator or other person legally charged with the care of his person or Estate. Except as provided above in this paragraph, when the Association's Board of Directors, in its sole discretion, determines that the Director is unable to manage his financial affairs, the Board may direct the Association to make distributions to any person for the benefit of the Director.

12.5 RECOVERY OF ESTATE TAXES. If the Director's gross estate for federal estate tax purposes includes any amount determined by reference to and on account of this Plan, and if the Beneficiary is other than the Director's estate, then the Director's estate shall be entitled to recover from the Beneficiary receiving such benefit under the terms of the Survivor's Benefit, an amount by which the total estate tax due by Director's estate, exceeds the total estate tax which would have been payable if the value of such benefit had not been included in the Director's gross estate. If there is more than one person receiving such benefit, the right of recovery shall be against each such person. In the event any Beneficiary has a liability hereunder, such Beneficiary may petition the Association for a lump sum payment in an amount not to exceed the Beneficiary's liability hereunder.

12.6 UNCLAIMED BENEFIT. The Director shall keep the Association informed of his current address and the current address of his Beneficiaries. If the location of the Director is not made known to the Association within three (3) years after the date on which any payment of the Deferred Compensation Benefit may first be made, payment may be made as though the Director had died at the end of the three (3) year period. If, within one (1) additional year after such three (3) year period has elapsed, or, within three (3) years after the actual death of the Director, whichever occurs first, the Association is unable to locate any Beneficiary of the Director, then the Association may fully discharge its obligation by payment to the Estate.

12.7 LIMITATIONS ON LIABILITY. Notwithstanding any of the preceding provisions of the Plan, no individual acting as an employee or agent of the Association, or as a member of the Board of Directors shall be personally liable to the Director or any other person for any claim, loss, liability or expense incurred in connection with this Plan.

12.8 GENDER. Whenever in this Plan words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

12.9 EFFECT ON OTHER CORPORATE BENEFIT PLANS. Nothing contained in this Plan shall affect the right of the Director to participate in or be covered by any qualified or non-qualified pension, profit sharing, group, bonus or other supplemental compensation or fringe benefit agreement constituting a part of the Association's existing or future compensation structure.

12.10 SUICIDE. Notwithstanding anything to the contrary in this Plan, the benefits otherwise provided herein shall not be payable if the Director's death results from suicide, whether sane or insane, within twenty-six (26) months after the execution of his Joinder Agreement. If the Director dies during this twenty-six (26) month period due to suicide, the balance of his Retirement Account will be paid to the Director's Beneficiary in a single payment. Payment is to be made within thirty (30) days after the Director's death is declared a suicide by competent legal authority. Credit shall be given to the Association for payments made prior to determination of suicide.

12.11 INUREMENT. This Plan shall be binding upon and shall inure to the benefit of the Association, its successors and assigns, and the Director, his successors, heirs, executors, administrators, and Beneficiaries.

12.12 SOURCE OF PAYMENTS. All payments provided in this Plan shall be timely paid in cash or check from the general funds of the Association or the assets of the rabbi trust. The Holding Company guarantees payment and provision of all amounts and benefits due to the

        Directors and, if such amounts and benefits are not timely paid or provided by the Association, or the rabbi trust, such amounts and benefits shall be paid or provided by the Holding Company.

12.13 HEADINGS. Headings and sub-headings in this Plan are inserted for reference and convenience only and shall not be deemed a part of this Plan.


                                  SECTION XIII
                              AMENDMENT/REVOCATION

        This Plan shall not be amended, modified or revoked at any time, in whole or part, without the mutual written consent of the Director and the Association, and such mutual consent shall be required even if the Director is no longer serving the Association as a member of the Board.


                                   SECTION XIV
                                    EXECUTION

14.1 This Plan sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby.

14.2 This Plan shall be executed in triplicate, each copy of which, when so executed and delivered, shall be an original, but all three copies shall together constitute one and the same instrument.


                [THE REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the Association and the Holding Company have caused this Plan to be executed on the day and date first above written.


ATTEST:                                     DEARBORN SAVINGS ASSOCIATION, F.A.



________________________________            By: ________________________________
Secretary
                                            Title: _____________________________


ATTEST:                                     DEARBORN MUTUAL HOLDING COMPANY



________________________________            By: ________________________________
Secretary
                                            Title: _____________________________

            RESTATED DIRECTOR DEFERRED COMPENSATION JOINDER AGREEMENT



        I, ___________________, and DEARBORN SAVINGS ASSOCIATION, F.A. hereby agree for good and valuable consideration, the value of which is hereby acknowledged, that I shall participate in the Restated Director Deferred Compensation Plan ("Plan"), as such Plan may now exist or hereafter be amended or modified, and do further agree to the terms and conditions thereof.

        I understand that I have elected to defer my Board fees by __________________ ($_______________) a month. Such deferrals commenced on
________________, and shall continue for a period of months known as the "DEFERRAL PERIOD", and will result in a "PROJECTED DEFERRAL" in the amount of $________________._____.

        I understand that my election to defer shall continue in accordance with this Joinder Agreement until such time as I submit a "NOTICE OF ADJUSTMENT OF DEFERRAL AMOUNT" (Exhibit B, hereto) to the Administrator, at least thirty (30) days prior to any January 1st of my Deferral Period. A Notice of Adjustment of Deferral Amount can be used to adjust the amount of Board fees to be deferred or to discontinue deferrals altogether.

        I hereby elect a "BENEFIT AGE" of 70 years and a "PAYOUT PERIOD" of months.

        I understand that my "DEFERRED COMPENSATION BENEFIT" shall be _______________________ ($ _____________) per month payable for the Payout
Period, such Benefit to begin at my Benefit Age.

        IN GENERAL, I understand that if the entire Projected Deferral is met, my designated Beneficiary shall be entitled to a "SURVIVOR'S BENEFIT" monthly payment in the amount of $______________________, pursuant to Subsection 6.1 of the Plan and subject to all relevant Subsections of the Plan.

        I hereby designate the following individuals as my "BENEFICIARY" and I am aware that I can subsequently change such designation by submitting to the Administrator, at any subsequent time and in substantially the form attached hereto as Exhibit A, a written designation of the primary and secondary Beneficiaries to whom payment under the Plan shall be made in the event of my death prior to complete distribution of the benefits due and payable under the Plan. I understand that any Beneficiary designation made subsequent to execution of the Joinder Agreement shall become effective only when receipt thereof is acknowledged in writing by the Administrator.

PRIMARY BENEFICIARY     ________________________________________________________

SECONDARY BENEFICIARY   ________________________________________________________

        I understand that I am entitled to review or obtain a copy of the Plan, at any time, and may do so by contacting the Administrator.

        This Joinder Agreement shall become effective upon execution (below) by both the Director and a duly authorized officer of the Association.

        Dated this ___ day of _________, 19___.





________________________________
(Director)


________________________________
(Association's duly authorized Officer)

            RESTATED DIRECTOR DEFERRED COMPENSATION JOINDER AGREEMENT
                             BENEFICIARY DESIGNATION



        The Director, under the terms of the Restated Director Deferred Compensation Plan executed by DEARBORN SAVINGS ASSOCIATION, F.A., of Lawrenceburg, Indiana, dated May 1, 1999, hereby designates the following Beneficiary to receive any guaranteed payments or death benefits under such Plan, following his death:


PRIMARY BENEFICIARY:    ________________________________________________________

SECONDARY BENEFICIARY:  ________________________________________________________


        This Beneficiary Designation hereby revokes any prior Beneficiary Designation which may have been in effect.

        Such Beneficiary Designation is revocable.


DATE: ______________________, 19___



_____________________________________    _______________________________________
(WITNESS)                                DIRECTOR



_____________________________________
(WITNESS)









                                    Exhibit A
            RESTATED DIRECTOR DEFERRED COMPENSATION JOINDER AGREEMENT
                     NOTICE OF ADJUSTMENT OF DEFERRAL AMOUNT

TO:     Association
        Attention:


        I hereby give notice of my election to adjust the amount of my compensation deferral in accordance with my Restated Director Deferred Compensation Joinder Agreement, dated the ____ day of __________, 19__. This notice is submitted thirty (30) days prior to January 1st, and shall become effective May 1st, as specified below.

        Adjust deferral as of:           January 1st, 19__

        Previous Deferral Amount           ____________ per month
        New Deferral Amount                ____________ per month
                                           (to discontinue deferral, enter $0)


                                    ____________________________________________
                                    DIRECTOR


                                    ____________________________________________
                                    DATE

                                    ACKNOWLEDGED
                                    BY:_________________________________________


                                    TITLE:______________________________________


                                    ____________________________________________
                                    DATE





                                    Exhibit B